UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2013

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company's annual meeting of stockholders on June 6, 2013, votes were taken for the proposals that follow below.  The aggregate number of shares of Common Stock voted in person or by proxy for each of the proposals was as follows:

Proposal #1 – Election of Director - Salvatore Trani – Due to the passing of Mr. Trani in May 2013, no election of director(s) was completed.

The terms of directors Richard A. Bianco, Jerry Y. Carnegie, Alessandra F.B. Halloran, Theodore T. Horton, Jr., and Kenneth M. Schmidt continued after the meeting.  Additionally, Mr. Theodore T. Horton, Jr. was appointed as a Class I Director with a term expiring in 2016.  Mr. Schmidt was appointed as Chairman of the Personnel Committee.

Proposal #2 – A vote was taken to ratify the approval of the appointment of Marcum LLP as the Company's the Independent Registered Public Accounting Firm for the calendar year 2013.

FOR	AGAINST	ABSTAIN
34,196,245	1,678,791	1,148,001

Proposal #3 – A vote was taken in consideration of a shareholder proposal recommending the liquidation of the Company.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,661,222	20,189,688	347,785	13,824,342

The foregoing proposals are described more fully in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on April 1, 2013, pursuant to Section14(a) of the Securities Act of 1934, as amended, and the rules and regulations promulgated there under.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John P. Ferrara
John P. Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: June 10, 2013